UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2006

AMCOL INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-15661	36-0724340
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

One North Arlington, 1500 West Shure Drive, Suite 500 Arlington Heights, IL 60004-7803
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 394-8730

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Approval of the Long-Term Incentive Plan, the Annual Cash Incentive Plan and the Discretionary Cash Incentive Plan

          On May 11, 2006, at the Annual Meeting of Shareholders of AMCOL International Corporation (“AMCOL” or the “Company”), AMCOL’s shareholders approved (i) the AMCOL International Corporation 2006 Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and (ii) the AMCOL International Corporation Annual Cash Incentive Plan (the “Annual Cash Incentive Plan”).  On February 7, 2006, the AMCOL board of directors approved the AMCOL International Corporation Annual Discretionary Cash Incentive Plan (the “Discretionary Cash Incentive Plan”), effective as of the 2006 Annual Meeting of Shareholders.  A summary of the Long-Term Incentive Plan, the Annual Cash Incentive Plan and the Discretionary Cash Incentive Plan is set forth below.  The Long-Term Incentive Plan, the Annual Cash Incentive Plan and the Discretionary Cash Incentive Plan are incorporated herein by reference and are attached hereto in their entirety as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

Summary of the Long-Term Incentive Plan

          Type of Awards.  The Long-Term Incentive Plan provides for the granting of awards of nonqualified stock options (“NSOs”), incentive stock options (“ISOs”), restricted stock or restricted stock units, some of which may be issued as qualified performance-based awards, and stock appreciation rights (“SARs”) (collectively, “Awards”).

          Administration.  The Long-Term Incentive Plan will be administered by our Compensation Committee.  All determinations of the Compensation Committee are made by a majority vote of its members and are final and binding on all participants. The Compensation Committee has discretionary authority to: (i) construe and interpret the Long-Term Incentive Plan; (ii) establish, amend and rescind appropriate rules and regulations relating to the Long-Term Incentive Plan; (iii) select the individuals who will receive Awards under the Long-Term Incentive Plan and determine the size and terms of such Awards, retaining the right to amend or modify the Awards as permitted under the Long-Term Incentive Plan; (iv) contest rulings or decisions on matters relating to the Long-Term Incentive Plan or to any Awards; (v) make other decisions necessary or advisable for the administration of the Long-Term Incentive Plan; and (vi) determine the form in which tax withholding under the Long-Term Incentive Plan will be made.

          Participants.  Present and future directors, officers and employees of AMCOL or any subsidiary or affiliate shall be eligible to participate in the Long-Term Incentive Plan.  The Compensation Committee from time to time shall select those officers, directors and employees of AMCOL and any subsidiary or affiliate of AMCOL who shall be designated as participants.

          Number of Shares of Common Stock Available.  The Long-Term Incentive Plan permits a total of 1,500,000 shares of AMCOL’s common stock to be awarded to participants.  Shares issued under the Long-Term Incentive Plan may be either authorized but unissued shares or treasury shares.  If any Award shall terminate, expire, be cancelled or forfeited as to any number of shares of common stock (other than a cancellation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), new Awards may thereafter be awarded with respect to such shares.  The maximum number of shares for which Awards may be granted under the Long-Term Incentive Plan pursuant to ISOs shall be 500,000 and the maximum number of shares of common stock for which Awards of restricted stock and restricted stock units may be granted under the Long-Term Incentive Plan shall be 500,000.  In addition, the total number of shares of common stock with respect to which Awards may be granted to any participant in any calendar year shall not exceed 200,000 shares and the total number of shares of common stock with respect to Qualified Performance-Based Awards (defined below) that can be paid to any Covered Employee (defined below) in any performance period shall not exceed 100,000 shares.

          Nonqualified Stock Options.  The Long-Term Incentive Plan provides for the granting of NSOs to any participant.  The Compensation Committee has the authority to determine the terms and conditions of each grant including the number of shares subject to each NSO, the option period and the option exercise price.  The NSO exercise price may not be less than 100% of the fair market value of the common stock on the date of grant.

          Unless the Compensation Committee otherwise determines, the option period for NSOs granted pursuant to the Long-Term Incentive Plan will expire upon the earliest of: ten years after the date of grant; three months after termination of employment for any reason other than cause, death, total and permanent disability or retirement on or after age 65 (nonemployee directors will be treated as being terminated when they cease to serve on the Board); immediately upon termination of employment for cause; sixty months after termination of employment on account of retirement after age 65; twelve months after death or termination of employment on account of total and permanent disability; or such other date or event as specified by the Compensation Committee.

          Incentive Stock Options.  The Long-Term Incentive Plan provides for the granting of ISOs to any employee of AMCOL.  The Compensation Committee has the authority to determine the terms and conditions of each ISO grant, including without limitation, the number of shares subject to each ISO and the option period.  The ISO exercise price is also determined by the Compensation Committee and may not be less than the fair market value of AMCOL’s common stock on the date of grant and not less than 110% of such fair market value if the participant was the holder of more than 10% of AMCOL’s outstanding voting securities on the date of the grant.

          Unless the Compensation Committee otherwise determines, the option period for ISOs granted under the Long-Term Incentive Plan will expire upon the earliest of: ten years after the date of grant (five years in the case of a holder of more than 10% of AMCOL’s outstanding voting securities); three months after termination of employment for any reason other than cause, death or total and permanent disability; immediately upon termination of employment for cause; twelve months after death or termination of employment on account of total and permanent disability; or such other date or event as specified by the Compensation Committee.

          Restricted Stock and Restricted Stock Units.  The Long-Term Incentive Plan permits the granting of awards of shares of restricted stock and restricted stock units to any participant.  Awards of shares of restricted stock and restricted stock units may be issued to participants without payment.  Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the shares of restricted stock or the restricted stock units expire and new certificates representing unrestricted shares of common stock are issued to the participant.  Generally, in the case of shares of restricted stock, the participant will have all of the rights of a shareholder of AMCOL including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.  In the case of an Award of restricted stock units, no shares of common stock or other property shall be issued at the time the Award is granted.  Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units, shares of common stock shall be issued to the holder of the restricted stock units and evidenced in such manner as the Compensation Committee may deem appropriate.

          Stock Appreciation Rights.  The Long-Term Incentive Plan provides for the granting of SARs to any participant.  SARs granted by the Compensation Committee pursuant to the Long-Term Incentive Plan may relate to and be associated with all or any part of a specific ISO or NSO.  A SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO.  In exchange, the participant would receive from AMCOL an amount equal to the product of the excess of the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and the number of shares of common stock subject to such SAR, and, if applicable, the related option which is surrendered.  SARs may be exercisable during a period established by the Compensation Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option.  Upon exercise, participants may be paid in shares of common stock or cash, as determined by the Compensation Committee.

          Performance-Based Awards.  The Compensation Committee may grant awards of restricted stock or restricted stock units that are subject to the achievement of performance goals as may be determined by the Compensation Committee.  Such Awards, when they are intended to qualify under Section 162(m) of the Code, are called “Qualified Performance-Based Awards,” and will be granted to persons whom the Compensation Committee anticipates to be “Covered Employees” within the meaning of Section 162(m) of the Code.  The term Covered Employee means AMCOL’s Chief Executive Officer and each other person whose compensation is required to be disclosed in AMCOL’s filings with the Securities and Exchange Commission by reason of that person being among the four highest compensated executive officers of AMCOL on the last day of a taxable year.  The Compensation Committee may in its discretion grant Awards to Covered Employees that are performance based but are not intended to qualify as Qualified Performance-Based Awards.

          To the extent necessary to comply with the Qualified Performance-Based Award requirements of Section 162(m) of the Code, with respect to any award of restricted stock or restricted stock units that may be granted to one or more Covered Employees and intended to comply with the requirements for performance-based awards under Section 162(m), the Compensation Committee will, in writing, (a) designate one or more Covered Employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for the performance period.  Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period.  No Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned or vested until the Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of the Award is subject have been achieved.  During the performance period, the Compensation Committee may not increase the amount of a Qualified Performance-Based Awards that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the Award Agreement.

          The payment of performance-based awards under the Long-Term Incentive Plan will be based upon the attainment of performance goals related to one or more performance criteria selected by the Compensation Committee from among the following measures, individually or in combination: (i) return on capital; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) net operating profits; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; and (xi) total return to shareholders.

          The Manner of Option Exercise.  The Compensation Committee may permit the exercise price for options granted under the Long-Term Incentive Plan to be paid in cash or shares of common stock, including shares which the participant received upon the exercise of one or more options, provided that the shares meet any criteria established by the Compensation Committee.  The Compensation Committee may also permit the option exercise price to be paid by the participant’s delivery of an election directing AMCOL to withhold shares from the common stock otherwise due upon exercise of the option or any method permitted by law.

          Nontransferability.  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  During a participant’s lifetime, his ISOs may be exercised only by him.  All other Awards are not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or in the Compensation Committee’s discretion after vesting.

          Vesting.  Unless the Compensation Committee establishes a different vesting schedule at the time of grant, Awards generally vest 33% after one year, 66% after two years and 100% after three years.  A participant may not exercise an option or SAR or transfer shares of restricted stock until the Award has vested.  Under the Long-Term Incentive Plan, generally, if a participant’s employment with AMCOL or service on the Board of Directors is terminated due to retirement (after the participant’s 65th birthday or 55th birthday with the consent of the Compensation Committee), death or disability, the participant’s Awards will become fully vested.  If within 12 months following a “Change of Control” (as defined in the Long-Term Incentive Plan), the employment of a participant is terminated without cause or the participant resigns for good reason, any Award issued to the participant shall be fully vested, and, in the case of an Award other than an Award of restricted stock or restricted stock units, fully exercisable for 90 days following the date on which the participant’s service with AMCOL is terminated, but not beyond the date the Award would otherwise expire.  If a participant’s employment with or service with AMCOL is terminated for any other reason, any Awards that are not yet vested are forfeited.

          Adjustments for Change in Capitalization.  The Long-Term Incentive Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of AMCOL, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, the Compensation Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share reserve, the share limitations described above, and the purchase price and number of shares subject to outstanding Awards.

          Cashouts.  In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Compensation Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of common stock upon or in respect of such event.  However, in each case, that with respect to any ISO no such adjustment may be made that would cause the Long-Term Incentive Plan to violate Section 422 of the Code (or any successor provision).

          Withholding Tax.  AMCOL shall have the right to withhold in cash or shares of common stock with respect to any payments made to participants, any taxes required by law to be withheld because of such payments.

          Federal Tax Consequences.  The following brief description of the tax consequences of Awards under the Long-Term Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

          Incentive Stock Options.  A grantee generally will have no taxable income upon either the grant or exercise of an ISO.  If the grantee does not dispose of shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise, any gain or loss realized in his subsequent disposition will be capital gain or loss.  If such holding period requirements are not satisfied, the grantee will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price.  Any remaining gain is taxed as long-term or short-term capital gain.

          Nonqualified Stock Options.  The grant of an NSO generally is not a taxable event for the grantee.  Upon exercise of the option, the grantee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option.  AMCOL will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized and AMCOL is required to withhold federal income taxes with respect to any amounts included in the grantee’s taxable income.

          Stock Appreciation Rights.  The grant of a SAR generally is not a taxable event for the grantee. However, upon exercise of the SAR, the grantee generally will recognize ordinary income equal to the amount of any cash received or the fair market value of any common stock received.

          Restricted Stock Awards and Restricted Stock Units.  A grant of restricted stock or restricted stock units generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the excess of the fair market value of such stock on the date of lapse over the amount, if any, paid for such stock and AMCOL is permitted a commensurate compensation expense deduction for income tax purposes.  Alternatively, with respect to a grant of restricted stock, the grantee may file an election under Section 83(b) of the Code, in which case the grantee will recognize ordinary income on the date of grant equal to the excess of the fair market value of such stock on the date of grant over the amount, if any, paid for such stock.

          AMCOL is entitled to a deduction equal to the amount includable in the participant’s gross income for AMCOL’s tax year in which or with which ends the participant’s taxable year in which the amount is included in the participant’s gross income.  AMCOL’s deduction is also subject to the limitations imposed by Code Section 162(m) mentioned below.  If the participant subsequently disposes of the restricted stock after it becomes substantially vested, the participant will recognize capital gain or loss equal to the difference between the amount realized and the participant’s basis in the restricted stock, assuming the restricted stock is held as a capital asset.  Unless an election under Code Section 83(b) is made, dividends paid to a participant while the restricted stock remains subject to restrictions are treated as compensation for federal income tax purposes.  Any dividends paid on the restricted stock subsequent to a Code Section 83(b) election are treated as dividend income, rather than compensation, for federal income tax purposes.

          Section 162(m).  Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to a Covered Employee. Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1 million deductibility cap.  AMCOL intends that some of the Awards granted to employees whom the Compensation Committee expects to be Covered Employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to those Awards will not be subject to the $1 million cap under Section 162(m) of the Code.  Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of AMCOL to ensure that Awards under the 2006 Long-Term Incentive Plan will qualify as “performance based compensation” so that deductions are not limited by Section 162(m) of the Code.

          Amendment; Termination.  The Board of Directors may amend the Long-Term Incentive Plan at any time, but may not: 1) impair the rights of participants with respect to any outstanding Awards without the consent of participants; 2) increase the limitations on the shares available under the Long-Term Incentive Plan, unless such increase is approved by the shareholders; or 3) amend the provision of the Long-Term Incentive Plan that requires shareholder approval before repricing an Award.  The Long-Term Incentive Plan will terminate ten years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the Long-Term Incentive Plan at any time.

Summary of the Annual Cash Incentive Plan

          Administration.  The Annual Cash Incentive Plan will be administered by our Compensation Committee, which shall have full and exclusive discretionary power to interpret the terms and the intent of the Annual Cash Incentive Plan and any award agreement or other agreement or document ancillary to or in connection with the Annual Cash Incentive Plan, to determine eligibility for awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Annual Cash Incentive Plan as the Compensation Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting award recipients, establishing all award terms and conditions, including the terms and conditions set forth in award agreements, determining if such terms and conditions have been met and adopting modifications and amendments to the Annual Cash Incentive Plan or any award agreement.

          Eligibility.  Awards may be granted under the Annual Cash Incentive Plan to the executive officers and other key employees of AMCOL, as selected by the Compensation Committee in its discretion.

          Terms of the Awards.  The Compensation Committee in its discretion may determine the performance goals to be achieved during any performance period, the length of any performance period and the amount of any award.  All awards are payable in cash and, at the discretion of the Compensation Committee, may be paid following the close of the performance period or on a deferred basis.  The Compensation Committee may establish different levels of payment under an award to correspond with different levels of achievement of performance goals specified in the award.  The Compensation Committee may reduce or eliminate an award made under the Annual Cash Incentive Plan for any reason.  The maximum aggregate award that a participant may receive in any one calendar year may not exceed $2,000,000.

          The payment of awards under the Annual Cash Incentive Plan will be based upon the attainment of performance goals related to one or more performance criteria selected by the Compensation Committee from among the following measures, individually or in combination: (i) return on capital; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) net operating profits; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; and (xi) total return to shareholders.

          Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of Section 162(m) of the Code, the Compensation Committee will, in writing, (a) designate one or more Covered Employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for the performance period.

          Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period.  No Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned until the Compensation Committee certifies in writing that the conditions to which the distribution of the Award is subject have been achieved.  During the performance period, the Compensation Committee may not increase the amount of a Qualified Performance-Based Awards that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the Award Agreement.

          Amendment and Termination.  The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Annual Cash Incentive Plan and any award agreement in whole or in part; provided, however, no amendment of the Annual Cash Incentive Plan shall be made without shareholder approval if shareholder approval is required under Section 162(m) of the Code.

          Federal Income Tax Consequences.  Amounts paid pursuant to the Annual Cash Incentive Plan are intended to qualify as “qualified performance-based compensation” under section 162(m) of the Code.  Therefore, AMCOL believes that under existing federal income tax laws, such amounts will be deductible by AMCOL when paid to an award recipient.  An award recipient will generally be required to recognize ordinary income upon receipt of compensation under the Annual Cash Incentive Plan.

Summary of the Discretionary Cash Incentive Plan

          Administration.  The Discretionary Cash Incentive Plan will be administered by our Compensation Committee.  The Compensation Committee shall select the individuals who may participate in the Plan and determine the terms and conditions of each participant’s award.  The Compensation Committee will also construe and  interpret the provisions of the Plan.

          Eligibility.  Awards may be granted under the Annual Cash Incentive Plan to the executive officers and other key employees of AMCOL, as selected by the Compensation Committee in its discretion.

          Awards.  The Compensation Committee will make awards under the Discretionary Cash Incentive Plan to recognize the special effort of participants.  It is anticipated that any awards made under the Discretionary Cash Incentive Plan will be in addition to awards made under the Annual Cash Incentive Plan.  All awards shall be paid in cash.

          Amendment and Termination.  The Compensation Committee or the board of directors may amend or terminate the Annual Cash Incentive Plan at any time.

          Federal Income Tax Consequences.  Amounts paid pursuant to the Discretionary Cash Incentive Plan will not qualify as “qualified performance-based compensation” under section 162(m) of the Code.  Therefore, AMCOL’s tax deductions for any awards made to Covered Employees under the Discretionary Cash Incentive Plan will be subject to the $1 million cap under Section 162(m) of the Code.  An award recipient will generally be required to recognize ordinary income upon receipt of compensation under the Discretionary Cash Incentive Plan.

2006 Awards Under the Annual Cash Incentive Plan

          In February 2006, the Compensation Committee authorized certain incentive awards to executive officers under the Annual Cash Incentive Plan, subject to shareholder approval of the Annual Cash Incentive Plan.  As described above, AMCOL’s shareholders approved the Annual Cash Incentive Plan at the 2006 Annual Meeting of Shareholders.

          These incentive awards are intended to qualify for full deductibility under Section 162(m) of the Code if they are subsequently earned and paid out.  These are cash incentive awards for the 2006 fiscal year, which will become payable for 2006 performance if certain target performance goals are achieved.

          Target performance goals may be based upon one or more objective business criteria that apply to the individual participant, one or more business units or subsidiaries or AMCOL as a whole.  The criteria may be weighed differently for each participant.  For 2006, the business criteria for each of the executive officers is set forth in the table below.  For each of the business criteria, there is a threshold, target and maximum performance level, which has been approved by the Compensation Committee.  No amount will be payable unless a specified “threshold” performance level is reached.  All bonus amounts are subject to the following limits:  Mr. Washow, 150% of 2006 salary and Messrs. Castagna, McKendrick and Morrison, 100% of 2006 salary.

Executive Officer	Performance Criteria

Lawrence E. Washow	earnings per share; return on capital employed
President and Chief Executive Officer

Gary L. Castagna	earnings per share; return on capital employed
Senior Vice President, Chief Financial Officer and Treasurer

Ryan F. McKendrick	earnings per share; return on capital employed;
Vice President; President of Colloid Environmental	environmental segment operating profit
Technologies Company and Volclay International Corp.

Gary Morrison	earnings per share; return on capital employed;
Vice President; President of American Colloid Company	minerals segment operating profit

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits

10.1	AMCOL International Corporation 2006 Long-Term Incentive Plan

10.2	AMCOL International Corporation Annual Cash Incentive Plan

10.3	AMCOL International Corporation Discretionary Cash Incentive Plan

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date: May __, 2006	By:	/s/ Gary L. Castagna

Gary L. Castagna
Senior Vice President and
Chief Financial Officer